                                                                   EXHIBIT 10.40

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT (the "Agreement") is made and entered into as of August 8, 2003, by and between ACC Escrow Corp., a Delaware corporation ("Escrow Corp."), Bank of Oklahoma, National Association, as trustee (the "Trustee") under the Indenture (as hereinafter defined), and Bank of Oklahoma, National Association, as escrow agent (the "Escrow Agent").

         WHEREAS, this Agreement is being entered into in connection with the Purchase Agreement, dated July 25, 2003 (the "Purchase Agreement"), by and among Escrow Corp., American Cellular Corporation ("ACC") and the Guarantors named therein and Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated (each an "Initial Purchaser" and, collectively, the "Initial Purchasers") and the Indenture, dated as of August 8, 2003 (the "Indenture"), by and between Escrow Corp. and the Trustee;

         WHEREAS, pursuant to the Purchase Agreement, Escrow Corp. and ACC have agreed to issue and sell (the "Offering") to the Initial Purchasers for resale by the Initial Purchasers under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the "Securities Act"), $900,000,000 in aggregate principal amount of Escrow Corp.'s 10% Senior Notes due 2011 (the "Notes") as contemplated by that certain offering memorandum, dated July 25, 2003 (the "Offering Memorandum");

         WHEREAS, Escrow Corp. is expected to merge with and into ACC with ACC as the surviving entity (the "Escrow Corp. Merger") pursuant to the Agreement and Plan of Merger, dated as of August 8, 2003 by and between Escrow Corp. and ACC (the "Merger Agreement");

         WHEREAS, upon consummation of the Escrow Corp. Merger, ACC will succeed to the obligations of Escrow Corp. under the Purchase Agreement and under the Indenture and the Notes, will execute a supplemental indenture to the Indenture in connection therewith, and ACC's obligations under the Registration Rights Agreement will become operative;

         WHEREAS, upon consummation of the Escrow Corp. Merger, the Notes will become fully and unconditionally guaranteed as to payment of principal, interest, premium and liquidated damages, if any, on an unsecured senior basis, jointly and severally by all of the Subsidiaries of ACC so designated in the Purchase Agreement upon consummation of the Escrow Corp. Merger;

         WHEREAS, concurrently with the closing of the Offering, Escrow Corp. will deposit, or cause to be deposited, the Initial Deposit (as hereinafter defined) with the Escrow Agent; and

         WHEREAS, Escrow Corp. and the Trustee, on behalf of the holders of the Notes, wish to engage the Escrow Agent to act, and the Escrow Agent is willing to act, as Escrow Corp.'s and the Trustee's escrow agent hereunder and, in that capacity, to hold, administer and distribute the amounts deposited in escrow hereunder in accordance with, and subject to, the terms of this Agreement.

         NOW THEREFORE, for value consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS.

         "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

         "Cash Equivalents" means:

(1)      United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or S&P and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Dobson" means Dobson Communications Corporation, an Oklahoma corporation. Escrow Corp. is an indirect, wholly-owned subsidiary of Dobson.

         "Dobson JV" means Dobson JV Company, an Oklahoma corporation and a direct, wholly-owned subsidiary of Dobson. Escrow Corp. is a direct, wholly-owned subsidiary of Dobson JV.

         "Escrow Account" has the meaning set forth in Section 2(a) hereof.

         "Escrow Property" means (i) the Initial Deposit and the proceeds therefrom, including without limitation, any income, earnings or proceeds received by the Escrow Agent from the investment thereof from time to time pursuant to Section 2 hereof, (ii) the Escrow Account and all property now or hereafter credited thereto including, without limitation, all Cash Equivalents and earnings thereon and (iii) all rights of Escrow Corp. under this Agreement.

         "Escrow Security Interest" has the meaning set forth in Section 2(b) hereof.


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

         "Initial Deposit" means cash in an aggregate amount equal to $922,500,000.

         "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

         "Reorganization" means the series of transactions to restructure the outstanding indebtedness and capital structure of ACC, including, but not limited to the Offering, the Escrow Corp. Merger, the cancellation of indebtedness represented by ACC's outstanding 9 1/2 Senior Subordinated Notes due 2009 and the cancellation of indebtedness under ACC's existing credit facility.

         "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         Other capitalized terms used but not defined herein have the meanings given to such terms in the Indenture.

SECTION 2.        DEPOSIT OF ESCROW FUNDS OR PROPERTY

         (a) Concurrently with the execution and delivery hereof or promptly thereafter, Escrow Corp. shall deposit or cause to be deposited the Initial Deposit with the Escrow Agent. The Escrow Agent agrees to hold the Escrow Property in a segregated trust account established with the Escrow Agent, which shall at all times be under the sole dominion and control, and the "control" within the meaning of Sections 8-106 and 9-104 of the UCC, of the Trustee (the "Escrow Account"). The Escrow Agent agrees to administer the Escrow Property in accordance with the terms of this Agreement. Upon receipt of the Initial Deposit, the Escrow Agent shall, upon the written request of Escrow Corp., invest all or a portion of the Escrow Property in specific Cash Equivalents, as specifically directed in writing by Escrow Corp. and the Escrow Agent agrees to credit all Cash Equivalents to the Escrow Account and agrees to treat all Cash Equivalents and other assets now or hereafter credited to the Escrow Account as "financial assets" within the meaning of Section 8-102(a)(9) of the UCC. It is understood and agreed that the Escrow Account shall be maintained in the name "Bank of Oklahoma, National Association, as trustee" and the Escrow Agent shall treat the Trustee as its customer and entitlement holder of the Escrow Account. Escrow Agent agrees to comply with all entitlement orders and instructions issued by the Trustee with respect to the Escrow Account and the funds, financial assets and other property now or hereafter credited thereto without further consent of Escrow Corp. or any other person.

         (b) The Trustee, for the ratable benefit of the holders of the Notes, is hereby granted a first priority security interest in the Escrow Property (the "Escrow Security Interest"), and Escrow Corp. shall at its expense prepare, execute and file all financing statements and take all other steps necessary or as may be reasonably requested by the Trustee or Initial Purchasers in connection with the perfection, preservation and protection of the Escrow Security Interest and to enable the Trustee to exercise and enforce its rights and remedies hereunder. The Escrow Agent acknowledges that it will hold the Escrow Property for the benefit of the Trustee, and Escrow

Corp. shall have no right to remove or withdraw any Escrow Property from the Escrow Account without the prior written consent of the Trustee. For so long as the Escrow Security Interest remains in effect, the Escrow Agent hereby waives any right of setoff or banker's lien that it, in its individual capacity or in its capacity as an agent for Persons other than the Trustee and the holders of the Notes, may have with respect to any or all of the Escrow Property. The Escrow Security Interest of the Trustee will terminate upon the termination of this Agreement pursuant to Section 10 hereof.

         (c) So long as this Agreement is in full force and effect:

                  (i) Escrow Corp. shall establish and maintain the Escrow Account with the Escrow Agent in accordance with the terms of this Agreement, and the Escrow Account shall at all times remain under the exclusive dominion and control, and the "control" within the meaning of Sections 8-106 and 9-104 of the UCC, of the Trustee;

                  (ii) notwithstanding any term or condition to the contrary in any other agreement relating to the Escrow Account, except as otherwise provided by this Agreement, no amount shall be paid or released to or for the account of, or withdrawn by or for the account of, Escrow Corp. or any other Person other than the Trustee or its designee from the Escrow Account; and

                  (iii) Escrow Corp. agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Escrow Property or (ii) create or permit to exist any Lien upon or with respect to any of the Escrow Property, except for the security interest under this Agreement.

SECTION 3.        INVESTMENT OF FUNDS.

         (a) Absent its timely receipt of specific written investment instructions from Escrow Corp., the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Property; provided, however, that in the event the Escrow Agent shall not have received such written investment instructions, the Escrow Agent shall be authorized to invest all of the Escrow Property in Cash Equivalents until such written investment instructions, as set forth and described in Section 2, is received. All earnings received from the investment of the Escrow Property shall be credited to, and shall become a part of, the Escrow Property and any losses on such investments shall be debited to the Escrow Property. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

         (b) Escrow Corp. agrees that, for tax reporting purposes, all interest or other income earned from the investment of the Escrow Property in any tax year shall to the extent such interest or other income is distributed by the Escrow Agent to Escrow Corp. or any other Person or entity pursuant to the terms of this Agreement during such tax year, be reported as allocated to Escrow Corp. or such Person.

         (c) Escrow Corp. agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 to the Escrow Agent as soon as possible following the execution and delivery of this Agreement. Escrow Corp. understands that, in the event its tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Property.

SECTION 4.        RELEASE FROM ESCROW.

         (a) The Escrow Agent shall only release the Escrow Property from the Escrow Account created hereby to a person other than the Trustee or its designee in accordance with this Section 4 and upon termination of this Agreement in accordance with Section 10.

         (b) Upon the earlier to occur of (i) the date on which the Merger Agreement is terminated or (ii) the date on which Dobson determines that the Escrow Corp. Merger will not be consummated within 90 days of the date of this Agreement, Escrow Corp. shall deliver an Officer's Certificate to the Escrow Agent in the form of Exhibit B attached hereto. If the Escrow Agent receives an Officers' Certificate from Escrow Corp. in the form of Exhibit B attached hereto, then the Escrow Agent shall, on the Special Mandatory Redemption Date specified therein, (i) release to the Paying Agent for payment to the Holders of the Notes, the amount of Escrow Property equal to the redemption price payable under the Indenture sufficient to redeem all of the Notes outstanding on such Special Mandatory Redemption Date and (ii) release the balance, if any, of the Escrow Property to Dobson JV. The Special Mandatory Redemption Date shall be no later than two Business Days after the date of such Officer's Certificate (in the form of Exhibit B). Receipt of such Officers' Certificate specified in this paragraph (b) shall be a condition to release of the Escrow Property pursuant to this paragraph (b) of Section 4.

         (c) In the event that the Escrow Corp. Merger is consummated, Escrow Corp. shall deliver to the Escrow Agent an Officer's Certificate in the form of Exhibit C attached hereto no later than (i) one Business Day prior to the closing date of the Escrow Corp. Merger (such closing date referred to herein as the "Merger Closing Date") or (ii) such later time as Escrow Corp. and the Escrow Agent mutually agree. If the Escrow Agent receives an Officers' Certificate from Escrow Corp. in the form of Exhibit C attached hereto, then the Escrow Agent shall, on the Merger Closing Date, (i) release the Initial Deposit to Escrow Corp. or as Escrow Corp. may have previously directed in writing and
(ii) release the balance, if any, of the Escrow Property to Dobson JV. Receipt of such Officers' Certificate specified in this paragraph (c) shall be a condition to release of the Escrow Property pursuant to this paragraph (c) of
Section 4.

         (d) If the Escrow Agent does not receive an Officers' Certificate pursuant to paragraph (b) or (c) of this Section 4 on or prior to November 6, 2003, then the Escrow Agent shall, no later than 9:00 a.m. eastern time on November 8, 2003, (i) release to the Paying Agent for payment to the Holders of the Notes, the amount of Escrow Property equal to the redemption price payable under the Indenture sufficient to redeem all of the Notes outstanding as of a November 6, 2003 Special Mandatory Redemption Date and (ii) release the balance, if any, of the Escrow Property to Dobson JV.

         (e) The Escrow Agent shall be authorized to take any and all action to convert the non-cash portion of the Escrow Property into cash on or prior to 9:00 a.m. eastern time on:

         (i) November 8, 2003, in the case of a release of the Escrow Property pursuant to paragraph 4(d);

         (ii) the Special Mandatory Redemption Date, in the case of a release of the Escrow Property pursuant to paragraph 4(b), provided that the Escrow Agent shall be authorized to commence such actions upon receipt of an Officers' Certificate under paragraph 4(b); and

         (iii) the Merger Closing Date, in the case of a release of the Escrow Property pursuant to paragraph 4(c), provided that Escrow Agent shall be authorized to commence such actions upon receipt of an Officers' Certificate under paragraph 4(c).

SECTION 5.        ESCROW AGENT.

         (a) Escrow Corp. acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Purchase Agreement, the Indenture or the Merger Agreement) or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document (whether in original or facsimile form) furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper person, and shall have no responsibility or duty to conclusively make inquiry as to or to determine the genuineness, accuracy or validity thereof (or any signature appearing thereon), or of the authority of the person signing or presenting the same, and (iv) may consult counsel satisfactory to it, including, but not limited to, in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

         (b) The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent in no event shall be liable for punitive, consequential or special damages.

         (c) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own gross negligence or willful misconduct in breach of this Agreement.


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

         (d) The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

         (e) The Escrow Agent shall at all times be a bank, trust company or corporation in good standing organized and doing business under the laws of the United States of America or a State of the United States, and having combined capital and surplus of not less than fifty million dollars ($50,000,000). If the Escrow Agent shall at any time cease to have the foregoing qualifications, the Escrow Agent shall resign within 30 days thereafter, such resignation to become effective as provided in Section 8 hereof.

SECTION 6.        COMPENSATION, EXPENSE REIMBURSEMENT AND INDEMNIFICATION.

         (a) Escrow Corp. agrees (i) to pay or reimburse the Escrow Agent for its reasonable attorney's fees and expenses incurred in connection with the preparation of this Agreement and (ii) to pay the Escrow Agent's compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit A and made a part hereof which may be subject to change hereafter by the Escrow Agent on an annual basis and which change must be acceptable to Escrow Corp.

         (b) Escrow Corp. agrees to reimburse the Escrow Agent for all reasonable costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent, except to the extent the Escrow Agent shall have been found to have been grossly negligent, or engaged in willful misconduct.

         (c) Escrow Corp. covenants and agrees to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, claim, damage, reasonable cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to reasonable attorney's fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's gross negligence or willful misconduct of the terms of this Agreement. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement or substitution of the Escrow Agent.

         (d) Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Property, and all proceeds thereof, to secure payment of all amounts owing to it from time to time hereunder, whether now existing or hereafter arising. The Escrow Agent shall have the right to deduct from the Escrow Property, and proceeds thereof, any such sums, upon five Business Day's notice to Escrow Corp. of its intent to do so.


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

         (e) Unless and except to the extent otherwise expressly set forth herein, all deposits and payments hereunder, or pursuant to the terms hereof shall be in U.S. dollars.

SECTION 7.        TAX INDEMNIFICATION.

         Escrow Corp. agrees (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Property or performance of other activities under this Agreement (other than income or revenue of the Escrow Agent), (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required by it under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including reasonable costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

SECTION 8.        SUBSTITUTION OF THE ESCROW AGENT.

         The Escrow Agent may resign by giving no less than 20 Business Days prior written notice to Escrow Corp. and the Trustee. Such resignation shall take effect upon the later to occur of (i) delivery of the Escrow Property maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such Escrow Property to a successor escrow agent mutually approved by Escrow Corp. and the Trustee (which approvals shall not be unreasonably withheld or delayed) and (ii) Escrow Corp., the Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the holders of the Notes and the Trustee than this Agreement and the taking of such other steps as may be necessary to give the successor escrow agent a first priority security interest in the Escrow Account, and the Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 Business Days after notice of resignation is given to Escrow Corp., the Escrow Agent may petition at the expense of Escrow Corp. a court of competent jurisdiction for the appointment of a successor escrow agent.

SECTION 9.        REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         Escrow Corp. represents, warrants and agrees that:

         (a) The execution, delivery and performance by Escrow Corp. of this Agreement is within its corporate power, has been duly authorized by all necessary corporate action, and does not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon Escrow Corp. or of the certificate of incorporation or bylaws of Escrow Corp. or result in the creation or imposition of any Lien on any assets of Escrow Corp. other than the Lien contemplated hereby.

         (b) Escrow Corp. has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Escrow Property as provided by this Agreement.

         (c) This Agreement has been duly executed and delivered by Escrow Corp. and constitutes a legal, valid and binding obligation of Escrow Corp., enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (d) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the pledge by Escrow Corp. pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Escrow Corp.

         (e) It is duly organized as a corporation under the laws of the State of Delaware, is not organized under the law of any other jurisdiction, and will not change its jurisdiction of organization without giving the Trustee 30 day's prior written notice thereof.

SECTION 10.       TERMINATION.

         This Agreement shall terminate upon the distribution of the Escrow Property pursuant paragraphs (b), (c) or (d), as applicable, of Section 4 hereof, provided that the provisions of Sections 6 and 7 shall survive the termination of this Agreement. Following such termination, the Trustee shall execute and deliver to Escrow Corp. and the Escrow Agent a termination of the Escrow Security Interest effective at the time of the termination of this Agreement.

SECTION 11.       DISPUTE RESOLUTION.

         It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final non-appealable order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Property.


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
SECTION 12.       CONSENT TO JURISDICTION AND SERVICE.

         Escrow Corp. hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the State of New York and of any Federal court located in said State in connection with any actions or proceedings brought against Escrow Corp. by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, Escrow Corp. hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue,
(ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail at its address in accordance with Section 15 hereof.

SECTION 13.       WAIVER OF JURY TRIAL.

         THE ESCROW AGENT, TRUSTEE AND ESCROW CORP. HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

SECTION 14.       FORCE MAJEURE.

         The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

SECTION 15.       NOTICES; WIRING INSTRUCTIONS.

         (a) Notice Addresses. Any notice permitted or required hereunder shall be in writing, and shall be sent (i) by personal delivery, overnight delivery by a nationally recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or
(iii) by confirmed facsimile accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

If to Escrow Corp.:

                  c/o Dobson Communications Corporation
                  14201 Wireless Way
                  Oklahoma City, Oklahoma  73134
                  Attention:    Chief Financial Officer
                                Senior Corporate Counsel
                  Telephone:    (405) 529-8500
                  Facsimile:    (405) 529-8515


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

If to Escrow Agent:

                  By first class mail, to:

                  Bank of Oklahoma, National Association
                  9520 North May, Suite 110
                  Oklahoma City, Oklahoma  73120
                  Telecopier No.: (405) 936-3964
                  Attention:  Corporate Trust Group

If to Trustee:

                  By first class mail, to:

                  Bank of Oklahoma, National Association
                  9520 North May, Suite 110
                  Oklahoma City, Oklahoma  73120
                  Telecopier No.: (405) 936-3964
                  Attention:  Corporate Trust Group


         (b) Wiring Instructions. Any funds to be paid to the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 15(a) above):

         Bank of Oklahoma, N.A.
         ABA # 103900036
         Credit Account # 600024642
                  Trust Funds
         Re: ACC Escrow Corp.
         Attn: Rachel Singleton

SECTION 16.       MISCELLANEOUS.

         (a) Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies of any nature whatsoever to any third party.

         (b) Binding Effect; Successors. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns. If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent. If the Escrow Corp. Merger is consummated, Escrow Corp. shall assign its rights and obligations hereunder to the surviving corporation in such merger, and shall promptly notify the Escrow Agent in writing of such assignment.

         (c) Modifications. This Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion. Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

         (d) Governing Law. THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF WHICH MIGHT INDICATE THE APPLICABILITY OF THE LAWS OF ANOTHER JURISDICTION. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, WITH RESPECT TO THE ESCROW ACCOUNT, NEW YORK SHALL BE DEEMED TO BE THE ESCROW AGENT'S JURISDICTION WITHIN THE MEANING OF SECTION 9-304 AND 8-110 OF THE UCC.

         (e) Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         (f) Counterparts. This Escrow Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) Trustee. The Trustee in entering into this agreement shall have the benefit of the protective provisions set forth in Article 7 of the Indenture to the same effect as if set forth herein.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the 8th day of August, 2003.

                                              ACC ESCROW CORP.



                                              By:   /s/ BRUCE R. KNOOIHUIZEN
                                                    Name:  Bruce R. Knooihuizen
                                                    Title:  Vice President

                                              BANK OF OKLAHOMA, NATIONAL
                                                 ASSOCIATION,
                                                 as Escrow Agent

                                              By:   /s/ TIM COOK
                                                    Title:
                                                    Name:  Tim Cook



                                              BANK OF OKLAHOMA, NATIONAL
                                                 ASSOCIATION,
                                                 as Trustee

                                              By:   /s/ TIM COOK
                                                    Title:
                                                    Name:  Tim Cook

                                                                       EXHIBIT A

                                  Fee Schedule

                      Escrow Agent Fee:      $2,000.00

                                                                       EXHIBIT B

                          FORM OF OFFICERS' CERTIFICATE
                                       OF
                                ACC ESCROW CORP.

                  This Officers' Certificate is being delivered pursuant to
Section 4(b) of the Escrow Agreement (the "Escrow Agreement"), dated as of August 8, 2003, among ACC Escrow Corp. (the "Escrow Corp."), Bank of Oklahoma, National Association, as trustee, and Bank of Oklahoma, National Association, as escrow agent (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Escrow Agreement.

                  Escrow Corp. hereby certifies through its undersigned officers that:

                  1. A Special Mandatory Redemption shall be effected pursuant to paragraph 6 of the Notes and Section 3.08 of the Indenture on __________ __, 2003 (the "Special Mandatory Redemption Date").

                  2. Escrow Corp. hereby instructs the Escrow Agent to remit to the Paying Agent under the Indenture, for payment to the Holders of the Notes on the Special Mandatory Redemption Date, US$ __________ of Escrow Property, which amount of Escrow Property equals the full redemption price, including accrued interest, payable to the Holders of the Notes in accordance with paragraph 6 of the Notes and Section 3.08 of the Indenture, and is sufficient to redeem all of the Notes outstanding on such Special Mandatory Redemption Date in accordance with the terms of the Indenture and the Notes. Such amount of Escrow Property specified above shall be remitted to the Paying Agent no later than 9:00 a.m. eastern time on the Special Mandatory Redemption Date [if the Escrow Agent is not the Paying Agent, insert: by wire transfer of immediately available funds in accordance with the following wire transfer instructions]:

                       [insert wire transfer instructions]

                  3. The balance of Escrow Property, if any, remaining in the Escrow Account after remitting the amount of Escrow Property to the Paying Agent specified in paragraph 2 above, is to be remitted to Dobson JV on the Special Mandatory Redemption Date by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

                       [insert wire transfer instructions]

                  4. All conditions precedent (other than payment) to the Special Mandatory Redemption contained in Section 3.08 of the Indenture have been satisfied or waived.

                  IN WITNESS WHEREOF, Escrow Corp., through its undersigned officers, has signed this Officers' Certificate this ___ day of _____________ 2003.


                                                      ACC ESCROW CORP.


                                                      By:
                                                          ----------------------
                                                      Name:
                                                      Title:



                                                      By:
                                                          ----------------------
                                                      Name:
                                                      Title:

                                                                       EXHIBIT C

                          FORM OF OFFICERS' CERTIFICATE
                                       OF
                                ACC ESCROW CORP.

                               _________ __, 2003

                  This Officers' Certificate is being delivered pursuant to
Section 4(c) of the Escrow Agreement (the "Escrow Agreement"), dated as of August 8, 2003, among ACC Escrow Corp. (the "Escrow Corp."), Bank of Oklahoma, National Association, as trustee, under the Indenture and Bank of Oklahoma, National Association, as escrow agent (the "Escrow Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Escrow Agreement.

                  Escrow Corp. hereby certifies through its undersigned officers that the Escrow Corp. Merger shall close on _________ __, 2003 (the "Merger Closing Date").

                  1. Escrow Corp. hereby instructs the Escrow Agent to remit, as specified below, 100% of the Escrow Property by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

                       [insert wire transfer instructions]

                  2. The Escrow Property being released as specified in paragraph 1 above is being used for the purpose of funding a portion of the Reorganization.

                  3. The balance of Escrow Property, if any, remaining in the Escrow Account after remitting the amount of Escrow Property specified in paragraph 1 above as payment for a portion of the Reorganization and for certain other purposes, is to be remitted to Dobson JV as specified below on the date hereof by wire transfer of immediately available funds in accordance with the following wire transfer instructions:

                   [insert wire transfer instructions, if any]

                  IN WITNESS WHEREOF, Escrow Corp., through its undersigned officers, has signed this Officers' Certificate this ___ day of __________ 2003.


                                                     ACC ESCROW CORP.


                                                     By:
                                                         -----------------------
                                                     Name:
                                                     Title:



                                                     By:
                                                         -----------------------
                                                     Name:
                                                     Title: